NORD RESOURCES CORPORATION
STOCK OPTION

WHEREAS, Erland A. Anderson holds stock options (the “Existing Options”) entitling him to purchase up to 675,000 shares of common stock of the Corporation at an exercise price of $0.02 per share, being the market price of one share of common stock on the date of grant;

WHEREAS, the Corporation is seeking at least $18,000,000 in financing to facilitate the reactivation of the Johnson Camp Mine;

WHEREAS, the Board of Directors, in consultation with the Corporation’s financial advisors, has determined that the concentration of the Existing Options in the hands of an insider of the Corporation, at an exercise price that is significantly below the current market price of the Corporation’s common stock, may materially and negatively affect the Corporation’s ability to seek the required financing on terms that are commercially acceptable to the Corporation;

WHEREAS, the average closing bid price of the Corporation’s common stock during the ten trading days ended January 31, 2006 was $0.39 per share;

WHEREAS Mr. Anderson wishes to help facilitate the Corporation’s continuing efforts to raise the required financing by voluntarily surrendering the Existing Options to the Corporation for cancellation, and receiving in exchange therefor, new options entitling him to purchase up to 675,000 shares of common stock at an exercise price of $0.50 per share;

WHEREAS, Mr. Anderson has disclosed that he is interested in the transactions contemplated hereby, and has furnished the Board of Directors with a notice of disclosure of interest;

AND WHEREAS the Board of Directors has approved by Unanimous Consent the grant of the common share options as listed below.

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NORD RESOURCES CORPORATION, a Delaware corporation (the "Company"), hereby grants to Erland Anderson ("Optionee"), effective February 1, 2006 ("Date of Grant"), as a separate inducement and agreement in connection with Optionee's services to the Company and not in lieu of any other compensation or fees paid to the Optionee for services, the right and option to purchase 675,000 shares of Common Stock of the Company ("Shares") at the purchase price of U.S.$0.50 per Share (the "Option").

The Option is granted upon the following terms:

1.	Subject to subparagraph 4 below, the Option shall expire at the close of business on February 1, 2011

2.	The Option is exercisable at any time, in whole or in part, subject to the provisions of subparagraphs 3 and 4 below.

3.	The Optionee shall vest 100% immediately.

4.

In the event Optionee dies or becomes permanently disabled, the Option may be exercised within two (2) years after the date of death or permanent disability by the person or persons (including the Optionee's estate) to whom the Optionee's rights under the Option shall have passed by will or by the laws of descent and distribution or by the Optionee or his or personal representatives, as the case may be. Under no circumstances, however, may the Option be exercised after the expiration date of the Option specified in subparagraph 1 above.

5.

The Option may not be assigned, transferred, pledged or otherwise encumbered by Optionee other than by will or the laws of descent and distribution; the Option may not be subject to execution, attachment, or similar process; and the Option may be exercised during the lifetime of Optionee only by Optionee.

6.

Payment for all Shares purchased to exercise the Option shall be made in cash or by certified check, money order or by personal check (if approved by the Board of Directors). In lieu of a check, the Optionee may, with the approval of the Board of Directors in its sole discretion,

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submit certificates for stock of the Company tendered as full or partial payment of the option exercise price. Certificates for stock tendered must be endorsed or accompanied by signed stock powers with the signature guaranteed by the commercial bank or trust company or by a brokerage firm acceptable to the Company. Stock tendered in payment will be valued at its fair market value on the date of exercise of the Option. Any deficiency in the option exercise price shall be paid by certified check. Such payment shall be made at the time that the Option or any part thereof is exercised and no Shares shall be issued or delivered until full payment therefor has been made.

7.

If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock or the like, the number of shares subject to the Option and the option price per share shall be proportionately adjusted. If the Company shall be involved in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of this Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in this Option, the number and class of shares of stock or other securities to which a holder of the number of shares of stock subject to this Option at the time of such transaction would have been entitled to receive as a result of such transaction. Except as expressly provided in this Section 7, the holder of this Option shall have no rights by reason of any subdivision or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock or any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Company's shareholders of assets or stock of another corporation. Except as expressly provided herein, any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of stock subject to this Option.

8.	Optionee shall have no rights as a stockholder with respect to the Option until payment of the option price and delivery to him of the Shares as herein provided.

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9.	This Option Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principals of conflict of laws.

10.

Neither this Option Agreement nor the Shares are registered under the Securities Act of 1933, as amended. This Option is subject to the condition that if at any time the listing, registration or qualification of the Shares covered by this Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the purchase or delivery of Shares hereunder, the delivery of any or all Shares pursuant to this Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the Shares purchasable or otherwise deliverable under this Option, the Company may require, as a condition of exercise of this Option, that the Optionee represent, in writing, that the Shares received pursuant to this Option are being acquired for investment and not with a view to distribution and agree that the Shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may endorse on certificates representing Shares delivered pursuant to this Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

11.	This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the Company has executed this Option as of the 1st day of February, 2006.

[SIGNATURES TO APPEAR ON THE FOLLOWING PAGE]

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NORD RESOURCES CORPORATION

By:            /s/ John T. Perry
John T. Perry
Senior Vice President and Chief Financial Officer

ATTEST:

/s/ Kathy Glidewell
Kathy Glidewell
Assistant Secretary

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